Exhibit 10.15

WEBTOON ENTERTAINMENT INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted restricted stock units (the “RSUs”) in respect of certain Shares of WEBTOON Entertainment Inc. (the “Company”) pursuant to the WEBTOON Entertainment Inc. Third Amended and Restated 2020 Equity Incentive Plan, as amended (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]

Vesting Commencement Date:	[DATE OF VESTING COMMENCEMENT]

Grant Date:	[DATE OF GRANT]

Number of RSUs:	[NUMBER OF RSUs]

RSU Expiration Date:	The date eight (8) years after the Grant Date

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon the RSU Expiration Date or termination of Participant’s Service, any portion of the RSU that is not vested as of the RSU Expiration Date or such date of termination shall automatically expire in accordance with the Restricted Stock Unit Award Agreement.

By their signatures below, the Company and the Participant agree that the RSU is governed by this Notice of Grant of Restricted Stock Units and by the provisions of the Plan and the Restricted Stock Unit Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSU subject to all of their terms and conditions.

WEBTOON ENTERTAINMENT INC.

By:	Signature
Its:	Date
Address:	Address:

WEBTOON ENTERTAINMENT INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

WEBTOON Entertainment Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Award Agreement”) is attached, Restricted Stock Units (“RSUs”) in respect of certain Shares upon the terms and conditions set forth in the Grant Notice and this Restricted Stock Unit Award Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of WEBTOON Entertainment Inc. Third Amended and Restated 2020 Incentive Equity Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Restricted Stock Unit Award Agreement and the Plan; (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Restricted Stock Unit Award Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Restricted Stock Unit Award Agreement or the Plan.

1.	Definitions and Construction.

1.1.  Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2.  Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Restricted Stock Unit Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Administration.

All questions of interpretation concerning the Grant Notice, this Restricted Stock Unit Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein; provided, that the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	Vesting and Settlement of the RSUs.

3.1.  Vesting. The RSUs shall vest only upon the satisfaction of both the time- and liquidity-based conditions set forth below.

a.

Time-Based Condition. Subject to the Participant’s continuous Services to the Company through the applicable dates the time-based condition is satisfied, 1/12th of the total number of RSUs shall satisfy the time-based condition on the last day of each of the first 12 successive three-month periods following the Vesting Commencement Date (each a “Time-Vesting Date”). The RSUs will satisfy the time-based condition in whole numbers; any fractional amounts will be rounded down and will be available to satisfy the time-based condition (in whole numbers) on the next Time-Vesting Date. In the event the Participant’s Service is terminated as the result of a Change in Control, all RSUs that have not satisfied the time-based condition shall immediately satisfy the time-based condition upon such termination of the Participant’s Service; unless the termination of Service is by reason of any of the following: any act of embezzlement, fraud, breach of fiduciary duty, dishonesty, deliberate or reported disregard of any material provisions of material policies of Company as adopted by the Board, unauthorized use or disclosure of any trade secrets or confidential information of Company, competition with Company, inducement of any customer of Company to breach a contract with Company, gross negligence adversely impacting Company or willful misconduct leading to demonstrable harm to Company.

b.	Liquidity-Based Condition. The liquidity-based condition shall be satisfied upon the occurrence of a Qualified Offering.

3.2.  Settlement. Subject to Section 5, the Company shall issue one Share to the Participant for each RSU that becomes vested after satisfying both the time- and liquidity-based conditions set forth in Section 3.1 within 30 days following the date on which such RSU becomes vested.

3.3.  Dividend Equivalents. If the Company declares any dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount and form equal to the dividend that would have been paid on the Shares underlying the RSUs had such Shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid no later than 10 days following the applicable vesting date.

4.  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.  Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Restricted Stock Unit Award Agreement. Any statutorily required withholding obligation with regard to the Participant will be satisfied by the Company deducting from the Shares otherwise deliverable to the Participant hereunder a number of Shares having a Fair Market Value, as determined by the Company, equal to the statutorily required withholding amount.

6.  Non-Transferability. The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.

7.  Securities Law Representations. The Participant acknowledges that the Shares underlying the RSUs are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Restricted Stock Unit Award Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

7.1.  Investment Purpose. The Participant is acquiring the RSUs solely for the Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares underlying the RSUs within the meaning of the Securities Act and/or any applicable state securities laws.

7.2.  Knowledge. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the RSUs. The Participant has been furnished with, and/or has access to, such information as the Participant considers necessary or appropriate for deciding whether to acquire the Shares underlying the RSUs. In evaluating the merits and risks of an investment in the Shares underlying the RSUs, however, the Participant has and will rely only upon the advice of the Participant’s own legal counsel, tax advisors, and/or investment advisors.

7.3.  Risk of Loss. The Participant is aware that any value the RSUs may have depends on vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, nontransferable, and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

7.4.  Resales. The Participant understands that the RSUs will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Participant is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

7.5.  Restrictions. The Participant has read and understands the restrictions, limitations, and the Company’s rights set forth in the Plan and this Restricted Stock Unit Award Agreement that will be imposed on the RSUs and any Shares issued in respect of the RSUs.

7.6.  Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the RSUs or the Shares or upon information presented in any promotional meeting or material relating to the RSUs.

7.7.  Legends. The Participant understands and acknowledges that (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this

Restricted Unit Award Agreement and the Plan; and (b) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Board reserves the right to account for Shares through book-entry or other electronic means rather than the issuance of stock certificates.

8.	Miscellaneous Provisions.

8.1.  Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Restricted Stock Unit Award Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, the Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, the Participant’s immediate family, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.

8.2.  Unfunded Plan. The award of RSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Restricted Stock Unit Award Agreement. Nothing contained in this Restricted Stock Unit Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

8.3.  Termination or Amendment. The Board may terminate or amend the Plan or the RSU at any time; provided, however, that except as provided in Section 9 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the RSU without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Restricted Stock Unit Award Agreement shall be effective unless in writing.

8.4.  Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Restricted Stock Unit Award Agreement.

8.5.  Binding Effect. Subject to the restrictions on transfer set forth herein, this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.6.  Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

8.7.  Integrated Agreement. The Grant Notice, this Restricted Stock Unit Award Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Restricted Stock Unit Award Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

8.8.  No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to any Shares covered by the RSUs until the date of the issuance of the Shares for which the RSUs have been settled (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends (other than as set forth in Section 3.3), distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Restricted Stock Unit Award Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

8.9.  Applicable Law. This Restricted Stock Unit Award Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules.

8.10.  Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.11.  Section 409A of the Code. It is intended that the RSUs granted pursuant to this Agreement and the provisions of this Restricted Stock Unit Award Agreement be exempt from Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.